Exhibit 1

NEWS RELEASE

North American Palladium to Host Investor Day on October 21, 2013

Provides Development Update

Toronto, Ontario, September 23, 2013 – North American Palladium Ltd. (“NAP” or the “Company”) (TSX: PDL) (NYSE MKT: PAL) announced it will hold an Investor Day on Monday, October 21, 2013, from 12:00 pm to 2:00 pm in Toronto. The Company’s management team will discuss and answer questions about its operations, development plans, and growth opportunities at its Lac des Iles (“LDI”) palladium property in northern Ontario.

A live and archived webcast will be available at NAP’s website at www.nap.com. Interested research analysts, institutional investors and others from the investment community who wish to attend this event in person should contact Camilla Bartosiewicz at Camilla@nap.com or 416-360-7374 by October 7, 2013.

Investor Day Details

Date:	Monday, October 21, 2013

Time:	12:00 p.m. – 2:00 p.m. ET

Location:	Please contact Camilla Bartosiewicz for more information

Webcast:	www.nap.com

Development Update

The Company is pleased to announce that development work at LDI remains on track. The Company remains well positioned to start hoisting ore from the new shaft during October. The shaft sinking recently reached the 825-metre level and steel fitting and concrete lining are being completed.

About North American Palladium

NAP is an established precious metals producer that has been operating its Lac des Iles mine (“LDI”) located in Ontario, Canada since 1993. LDI is one of only two primary producers of palladium in the world, and is currently undergoing a major expansion to increase production and reduce cash costs per ounce. The Company’s shares trade on the NYSE MKT under the symbol PAL and on the TSX under the symbol PDL.

For further information please contact:

Camilla Bartosiewicz

Director, Investor Relations and Corporate Communications

Telephone: 416-360-7374

Email: camilla@nap.com

www.nap.com

Cautionary Statement on Forward Looking Information

Certain information included in this news release constitutes ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws. The words ‘expect’, ‘believe’, ‘will’, ‘intend’, ‘estimate’, ‘target’, and similar expressions identify forward-looking statements. Such statements include, without limitation, any information as to the Company’s strategy, plans or future operating performance, such as the Company’s expansion plans including the LDI mine expansion, project timelines, and other statements that express management’s expectations or estimates of future performance. The Company cautions the reader that such forward-looking statements involve known and unknown risks that may cause the actual results to be materially different from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: inherent risks associated with development and mining including risks to the LDI mine expansion timeline and the risk that the Offset Zone may not be successfully developed. Forward-looking statements are necessarily based upon a number of factors and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The factors and assumptions contained in this news release, which may prove to be incorrect, include, but are not limited to, that there will be no material delays in the timing of ongoing projects, and that there will be no material delays related to commissioning equipment including the shaft. The forward-looking statements are not guarantees of future performance. For more details on the factors, assumptions and risks see the Company’s most recent Form 40-F/Annual Information Form on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

www.nap.com

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